EXHIBIT 99.1

MARTIN MARIETTA REPORTS RECORD RESULTS

FOR THE SECOND QUARTER 2018

COMPANY ACHIEVED RECORD REVENUES,
PROFITS AND DILUTED EARNINGS PER SHARE IN THE SECOND QUARTER

Heritage Aggregates Pricing Increased 4 Percent and Shipments Increased 3 Percent

Acquired Operations Contributed to 13 Percent Growth in Total Revenues

Cement Product Gross Margin Expanded 680 Basis Points

Magnesia Specialties Business Posted Record Revenues

Company Expects Continued, Multi-Year Construction Recovery; Raises 2018 Guidance

RALEIGH, N.C. (July 26, 2018) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported record results for the second quarter ended June 30, 2018.

Highlights Include the Following:

	Quarter Ended June 30,
($ in thousands, except per share)	2018	2017
Total revenues [1]	$1,202,403	$1,063,524
Products and services revenues [2]	$1,128,777	$996,843
Building Materials business products and services revenues	$1,060,620	$931,115
Magnesia Specialties business products and services revenues	$68,157	$65,728
Gross profit	$315,917	$274,094
Adjusted gross profit [3]	$326,084	$274,094
Earnings from operations	$263,953	$212,852
Adjusted earnings from operations [4]	$286,246	$214,834
Net earnings attributable to Martin Marietta	$185,377	$142,279
Adjusted net earnings attributable to Martin Marietta [4]	$206,388	$143,503
Adjusted EBITDA [4,5]	$378,959	$294,280
Earnings per diluted share	$2.92	$2.25
Adjusted earnings per diluted share [4]	$3.25	$2.27

[1]	Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
[2]

Products and services revenues include the sales of aggregates, cement, ready mixed concrete, asphalt and Magnesia Specialties products and paving services to customers and exclude related freight revenues.

[3]

Adjusted gross profit excludes an increase in cost of sales from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting.  See appendix to this earnings release for a reconciliation to reported gross profit.

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[4]

Adjusted amounts exclude acquisition-related expenses, net, and an increase in cost of sales from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting.  See appendix to this earnings release for a reconciliation to reported amounts.

[5]	See appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated, “Our record-setting second-quarter results, which were driven by increased shipments, pricing improvements and growth initiatives, extend Martin Marietta’s lengthy track record of operational excellence, disciplined execution of our strategic plan and shareholder value creation. Underlying product demand and customer backlogs remain strong across our markets, with notable growth in Texas, North Carolina, Georgia and Iowa. In addition, our cement operations benefitted from the combination of strong demand and a tight supply environment, resulting in double-digit volume growth and a 680-basis-point improvement in product gross margin for the quarter.

“We are also pleased with the performance of our acquired Bluegrass Materials (Bluegrass) operations, which contributed $42 million in product revenues at anticipated margins comparable to our Mid-Atlantic and Southeast operations. This strategic acquisition is accretive to our shareholders and positions us to meaningfully enhance future performance as the eastern United States recovers from below mid-cycle aggregates demand.  We are also on track to achieve our stated synergies.  Additionally, in the second half of June, we enhanced the scale of our Midwest business by acquiring several Omaha, Nebraska-based sand and gravel operations and a permitted greenfield site, adding approximately 30 million tons of aggregates reserves. These value-enhancing transactions demonstrate our ability to prudently deploy capital to drive significant value for our shareholders, customers and other stakeholders.”

Mr. Nye concluded, “We believe the United States is in the midst of a construction recovery that will continue through the remainder of 2018 and beyond.  Consistent with our forecasts at the beginning of the year, we expect construction activity to accelerate during the second half of this year, with faster growth in our key geographies due to these regions’ attractive economic drivers and population trends.  We remain confident about Martin Marietta’s near-and long-term growth trajectory and expect 2018 to be another record year, as evidenced by our decision to raise our 2018 EBITDA guidance.  We expect the disciplined execution of our strategic plan will continue to create shareholder value as we elevate Martin Marietta from an aggregates industry leader to a globally recognized world-class organization.”

Mr. Nye’s CEO Commentary and Market Perspective can be found on the Investor Relations section of the Company’s website.

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Operating Results

(All comparisons are versus the prior-year quarter unless noted otherwise)

	Quarter ended June 30, 2018
($ in thousands)	Revenues	Gross profit (loss)	Gross margin
Building Materials business:
Products and services:
Aggregates	$665,308	$198,540	29.8%
Cement	113,148	41,305	36.5%
Ready mixed concrete	277,202	29,952	10.8%
Asphalt and paving	83,140	18,512	22.3%
Less: interproduct revenues	(78,178)	-	-
Products and services	1,060,620	288,309	27.2%
Freight	68,821	598	NM
Total Building Materials business	1,129,441	288,907	25.6%
Magnesia Specialties business:
Products and services	68,157	24,870	36.5%
Freight	4,805	(1,028)	NM
Total Magnesia Specialties business	72,962	23,842	32.7%
Corporate	-	3,168	NM
Total	$1,202,403	$315,917	26.3%

	Quarter ended June 30, 2017
($ in thousands)	Revenues	Gross profit (loss)	Gross margin
Building Materials business:
Products and services:
Aggregates	$577,913	$173,012	29.9%
Cement	98,937	29,369	29.7%
Ready mixed concrete	241,871	26,840	11.1%
Asphalt and paving	82,943	20,314	24.5%
Less: interproduct revenues	(70,549)	-	-
Products and services	931,115	249,535	26.8%
Freight	62,380	621	NM
Total Building Materials business	993,495	250,156	25.2%
Magnesia Specialties business:
Products and services	65,728	24,798	37.7%
Freight	4,301	(1,174)	NM
Total Magnesia Specialties business	70,029	23,624	33.7%
Corporate	-	314.00	NM
Total	$1,063,524	$274,094	25.8%

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Building Materials Business

Aggregates

During the quarter, aggregates shipments to the Company’s three primary end-use markets increased, demonstrating the breadth of the overall construction recovery. However, the limited availability of transportation and tight contractor labor markets pose challenges for more efficient throughput. Specifically, suboptimal railroad performance, limited truck availability and contractor capacity limitations, including their notable employee shortages, muted the Company’s overall second-quarter volume growth. That said, as capital and increased wages flow into the construction sector, the Company expects these temporary bottlenecks will abate, allowing supply and demand to reach equilibrium.

Inclusive of acquired operations, aggregates product revenues increased 15.1 percent for the quarter, reflecting volume growth of 11.3 percent and pricing growth of 3.5 percent. Heritage volume and pricing improved 3.4 percent and 4.4 percent, respectively.

♦

Shipments for the Mid-America Group heritage operations increased 4.6 percent, driven by several large public and private construction projects in North Carolina. These operations generated heritage pricing gains of 6.3 percent, driven by continued price discipline.

♦

Shipments for the Southeast Group heritage operations increased 3.4 percent, driven by strong construction activity in North Georgia. Weather and railroad inefficiencies hindered long-haul shipments from South Georgia to distribution yards in Florida, negatively affecting shipments and limited pricing growth to 1.5 percent.

♦

West Group shipments improved 2.0 percent.  Notably, all districts in the Southwest Division posted volume growth; however, this growth was partially offset by reduced Colorado volumes resulting from project delays and lower ballast sales. West Group pricing improved 3.2 percent, reflecting robust pricing in Colorado that was offset by product mix and a lower percentage of commercial rail-shipped volumes in Texas.

Martin Marietta’s second-quarter heritage aggregates shipments by end use are as follows (all comparisons are versus the prior-year quarter on a heritage basis):

Infrastructure Market

♦

Aggregates shipments to the infrastructure market increased 2 percent, driven by large public projects in North Carolina and partially offset by project delays in Texas and Colorado as well as the previously-noted poor railroad service in Texas, South Georgia and Florida. The Company is encouraged by the recent acceleration of state lettings and contract awards; however, some contractors are reporting a longer lag time between contract awards and the commencement of projects. As state Departments of Transportation (DOTs) and contractors address labor constraints and the broader industry benefits from further regulatory reform, management remains confident that infrastructure demand will continue to improve from the funding provided by the Fixing America’s Surface Transportation Act (FAST Act) and numerous state and local transportation initiatives. Notably, once awarded, public construction projects are typically certain to be fully completed; thus, delays from weather or other factors merely extend the duration of the construction cycle for the Company’s single largest end use. Overall, aggregates shipments to the infrastructure market comprised 40 percent of second-quarter aggregates volumes, which remains below the Company’s most recent five-year average of 43 percent.

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Nonresidential Market

♦

Aggregates shipments to the nonresidential market increased 6 percent, driven by both commercial and heavy industrial construction activity. Additionally, ongoing energy-sector project approvals, supported by higher oil prices, underpin management’s expectation that the next wave of these large projects, particularly along the Gulf Coast, will contribute to increased aggregates demand for the next several years. The nonresidential market represented 33 percent of second-quarter aggregates shipments.

Residential Market

♦

Aggregates shipments to the residential market increased 11 percent. Six of the Company’s key states - Texas, Florida, North Carolina, Colorado, Georgia and South Carolina - rank in the top ten nationally for growth in single-family housing unit starts for the trailing twelve months ended May 2018. The residential construction outlook across the Company’s geographic footprint remains positive for both single- and multi-family housing, driven by favorable demographics, job growth, land availability and efficient permitting.  The residential market accounted for 22 percent of second-quarter aggregates shipments.

ChemRock/Rail Market

♦

The ChemRock/Rail market accounted for the remaining 5 percent of second-quarter aggregates shipments. Shipments to this sector declined 21 percent reflective of the timing of certain purchases by East Coast railroads in the prior-year quarter as well as reduced ballast shipments due to lower maintenance spending by Class I railroads.

Aggregates product gross margin was 29.8 percent, inclusive of a $10.2 million negative impact on cost of sales related to selling acquired inventory that was marked up to fair value as part of acquisition accounting.  Excluding this impact, adjusted aggregates product gross margin was 31.4 percent, an improvement of 150 basis points over the prior-year quarter.

Cement

Second-quarter cement product revenues increased 14.4 percent and gross profit increased 40.6 percent. Shipments and pricing improved 11.6 percent and 2.6 percent, respectively, reflecting the strong underlying market conditions throughout Texas. These factors, coupled with increased production efficiencies, led to a product gross margin of 36.5 percent.

Downstream businesses

Ready mixed concrete shipments increased 15.0 percent, driven primarily by strong construction activity in Texas, particularly in the Dallas/Fort Worth market. Overall, second-quarter ready mixed concrete prices decreased slightly, with lower energy-sector shipments and product mix in Texas offsetting the solid pricing gains in Dallas/Fort Worth and the nearly 6.0 percent pricing growth in Colorado. Project delays contributed to the 6.0 percent decrease in hot mixed asphalt shipments, while rising raw material costs allowed for favorable pricing during the quarter.

Magnesia Specialties Business

Magnesia Specialties product revenues increased 3.7 percent to a record $68.2 million with growth in both the chemicals and lime businesses. Higher costs for energy and contract services contributed to a 120-basis-point reduction of second-quarter product gross margin to 36.5 percent.

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Consolidated

Other operating income, net, includes $16.9 million of gains on the sale of surplus land and $7.7 million, net, of litigation and related settlements.

During the quarter, Martin Marietta divested its heritage Forsyth aggregates quarry north of Atlanta, Georgia, and the legacy Bluegrass Beaver Creek aggregates quarry in western Maryland pursuant to the Company’s agreement with the United States Department of Justice to obtain regulatory approval for the Bluegrass acquisition. The gain on the Forsyth quarry divestiture is included in acquisition-related expenses, net, on the consolidated statements of earnings, and there was no gain or loss on the Beaver Creek divestiture. Excluding acquisition-related expenses, net, and the negative impact on cost of sales related to selling acquired inventory that was marked up to fair value as part of acquisition accounting, adjusted earnings from operations were $286.2 million, a 33.2 percent improvement from the prior-year quarter

Liquidity and Capital Resources

Cash provided by operating activities for the six months ended June 30 was $238.0 million in 2018 compared with $229.3 million in 2017.

Cash paid for property, plant and equipment additions for the six months ended June 30, 2018 was $188.3 million.  The Company expects capital expenditures for full-year 2018 to range from $450 million to $500 million as it continues to prudently deploy capital into the business.

At June 30, 2018, the Company’s ratio of consolidated net debt-to-consolidated EBITDA, as defined in the applicable credit agreement, for the trailing twelve months was 2.75 times. The Company expects to be within its target leverage ratio of 2.0X to 2.5X by the end of 2018.

Commitment to Enhance Long-Term Shareholder Value

Martin Marietta is dedicated to disciplined capital allocation that preserves its financial flexibility and further enhances shareholder value. The Company’s capital allocation priorities remain unchanged and include value-enhancing acquisitions that promote the successful execution of the Company’s strategic growth plan, organic capital investment, and the return of cash to shareholders through a meaningful and sustainable dividend and share repurchases.

The Company has returned $1.3 billion to shareholders, in the form of dividend payments and share repurchases, since announcing a 20 million share repurchase authorization in February 2015. At June 30, 2018, 14.7 million shares remain under the current repurchase authorization and 63.0 million shares of Martin Marietta common stock were outstanding.

Outlook for 2018

Martin Marietta remains confident about its near-term and long-term outlooks given the disciplined execution of its strategic business plan and the underlying market fundamentals, including positive employment and population trends, across its geographic footprint. The Company expects growth in all three primary construction end-use markets as the current broad-based construction recovery continues on an extended basis. Notably:

♦

Infrastructure construction activity should benefit from the funding provided by the FAST Act as state DOTs and contractors address labor constraints and the benefits of further regulatory reform emerges.

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Additionally, state and local initiatives that support infrastructure funding, including gas tax increases, bond programs and other ballot initiatives, continue to garner voter approval and will play an expanded role in public-sector activity. Third-party forecasts support increased infrastructure investment in the second half of 2018, particularly for aggregates-intensive highways and streets.

♦

Nonresidential construction activity should increase in both the commercial and heavy industrial sectors for the next several years as supported by third-party forecasts. Management expects new energy-related projects, particularly along the Gulf Coast, will bid in 2018 with broader construction activity beginning in earnest in 2019 and beyond as regulatory permitting and final investment decisions are either made and/or approved.

♦

Residential construction should be robust, particularly in key Martin Marietta markets, bolstered by positive employment and population trends, historically low levels of construction activity over the previous years, low mortgage rates and increased lot development. Residential housing starts of 1.2 million units for the trailing twelve months ended June 2018 remain well below the 50-year average of 1.5 million annual starts.  Continued strength in residential construction supports future infrastructure and nonresidential activity.

2018 Guidance

Management has increased both the low end and the high end of its full-year 2018 adjusted EBITDA guidance range by $25.0 million to reflect current trends and expectations, including the other operating income, net, recognized during the second quarter.

Specifically:

♦	Heritage aggregates average selling price is expected to increase in a range of 3 percent to 5 percent.
♦	Heritage aggregates volume is expected to increase in a range of 4 percent to 6 percent and expected shipments by end-use market compared with 2017 levels are as follows:
•	Infrastructure shipments to increase in the mid-single digits.
•	Nonresidential shipments to increase in the low- to mid-single digits.
•	Residential shipments to increase in the high-single digits.
•	ChemRock/Rail shipments to decrease.

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2018 GUIDANCE
($ and tons in thousands, except per ton)	Low *	High *
Consolidated
Total revenues [1]	$4,300,000	$4,500,000
Products and services revenues	$4,050,000	$4,200,000
Freight revenues	$250,000	$300,000
Gross profit	$1,080,000	$1,190,000
Adjusted gross profit [2]	$1,100,000	$1,210,000

Selling, general and administrative expenses (SG&A)	$275,000	$285,000
Interest expense	$135,000	$140,000
Estimated tax rate (excluding discrete events)	20%	22%
Net earnings attributable to Martin Marietta	$520,000	$630,000
Adjusted net earnings attributable to Martin Marietta [3]	$550,000	$660,000
Adjusted EBITDA [3]	$1,175,000	$1,295,000
Capital expenditures	$450,000	$500,000

Building Materials Business
Aggregates
Volume (total tons) [4]	175,000	180,000
% growth [4]	11.0%	14.0%
Average selling price per ton (ASP)	$13.75	$14.00
% growth [5]	2.0%	4.0%
Total revenues	$2,630,000	$2,740,000
Products and services revenues	$2,415,000	$2,474,000
Freight revenues	$215,000	$265,000
Gross profit	$695,000	$765,000
Adjusted gross profit	$715,000	$785,000

Cement
Total revenues	$415,000	$445,000
Products and services revenues	$400,000	$430,000
Freight revenues	$15,000	$15,000
Gross profit	$140,000	$160,000

Ready Mixed Concrete and Asphalt and Paving
Products and services revenues	$1,370,000	$1,445,000
Gross profit	$160,000	$175,000

Magnesia Specialties Business
Total revenues	$265,000	$270,000
Products and services revenues	$245,000	$250,000
Freight revenues	$20,000	$20,000
Gross profit	$85,000	$90,000

*  Guidance range represents the low end and high end of the respective line items provided above.

[1]	2018 consolidated total revenues exclude $380 million to $400 million related to estimated interproduct sales.
[2]	Adjusted gross profit excludes a $20 million increase in costs of sales from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting.

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[3]

Adjusted amounts excludes acquisition-related expenses, net, and a $20 million increase in cost of sales from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting.

[4]

Represents 2018 total aggregates volumes, which includes approximately 11.2 million internal tons. Volume growth ranges are in comparison with total volumes of 157.7 million tons reported for the full year 2017, which included 10.9 million internal tons.

[5]

ASP growth range is in comparison with ASP of $13.46 per ton reported for the full year 2017.  The 2% to 4% ASP growth shown above reflects the inclusion of legacy Bluegrass Materials pricing which is below our heritage corporate average.

Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with GAAP.  Reconciliations of non-GAAP financial measures to the closest GAAP measure are included in the appendix to this earnings release.

Conference Call Information

The Company will discuss its second-quarter 2018 earnings results on a conference call and an online web simulcast today (July 26, 2018).  The live broadcast of the Martin Marietta conference call will begin at 10:00 a.m. Eastern Time today.  An online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events will be available at the Company’s website.  Additionally, the Company has posted supplemental information related to its second-quarter performance on its website. For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 2498539.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete, and asphalt. Through a network of operations spanning 27 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta's Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products.  For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Suzanne Osberg

Vice President, Investor Relations

(919) 783-4691

Suzanne.Osberg@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year.  The Company’s recent proxy statement for the annual meeting of shareholders also contains important information.  These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov.  You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results.  These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, give the investor the Company’s expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate only to historical or current facts.  They may use words such as “anticipate”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance.  Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

The Company’s outlook is subject to various risks and uncertainties, and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this press release (including the outlook) include, but are not limited to: , the performance of the United States economy, including shipment declines resulting from economic events beyond the Company’s control; widespread decline in aggregates pricing, including a decline in aggregates volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal,  state or local transportation funding, most particularly in Texas, North Carolina, Iowa, Colorado, Georgia and Maryland, including a significant change in the funding patterns for federal, state and/or local infrastructure projects or the United States Congress’ inability to reach agreement among themselves or with the current Administration on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves, volatility in the commencement of infrastructure projects and other funding pressures that impact profitability; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a decline in energy-related construction activity  resulting from a sustained period of low global oil prices or changes in oil production patterns in response to this decline, particularly in Texas; a slowdown in residential construction recovery; unfavorable weather conditions, particularly Atlantic Ocean and Gulf Coast hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes and profitability; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; increasing governmental regulation, including environmental laws; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, North Carolina and the Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products;  a trade dispute with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs;  the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company;  the possibility that the expected synergies from acquisitions (including the acquisition of Bluegrass) will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Company’s tax rate;  violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; reduction of the Company’s credit rating to non-investment grade resulting from strategic acquisitions; and other risk factors listed from time to time found in the Company’s filings with the SEC.  Other factors besides those listed here may also adversely affect the Company, and may be material to the Company.  The Company assumes no obligation to update any such forward-looking statements.

You should consider these forward-looking statements in light of risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, our Current Report on Form 8-K filed on March 16, 2018 and other periodic filings made with the SEC.  All of our forward-looking statements should be considered in light of these factors.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Earnings
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Products and services revenues	$1,128,777	$996,843	$1,882,082	$1,789,159
Freight revenues	73,626	66,681	122,325	118,224
Total revenues	1,202,403	1,063,524	2,004,407	1,907,383

Cost of revenues - products and services	812,430	722,195	1,454,049	1,366,813
Cost of revenues - freight	74,056	67,235	124,049	119,410
Total cost of revenues	886,486	789,430	1,578,098	1,486,223
Gross Profit	315,917	274,094	426,309	421,160

Selling general & administrative expenses	71,070	68,373	141,191	137,908
Acquisition-related expenses, net	12,126	1,982	12,836	2,004
Other operating expense, net	(31,232)	(9,113)	(30,752)	(8,754)
Earnings from operations	263,953	212,852	303,034	290,002

Interest expense	32,971	24,045	68,059	44,896
Other nonoperating income, net	(7,122)	(5,420)	(15,626)	(5,956)
Earnings before income tax expense	238,104	194,227	250,601	251,062
Income tax expense	52,601	51,986	55,058	66,514
Consolidated net earnings	185,503	142,241	195,543	184,548
Less: Net earnings attributable to noncontrolling interests	126	(38)	143	(65)
Net Earnings Attributable to Martin Marietta Materials, Inc.	$185,377	$142,279	$195,400	$184,613

Net earnings per common share attributable to common shareholders:
Basic	$2.94	$2.26	$3.10	$2.92
Diluted	$2.92	$2.25	$3.08	$2.91

Dividends per common share	$0.44	$0.42	$0.88	$0.84

Average number of common shares outstanding:
Basic	63,021	62,858	62,989	62,961
Diluted	63,285	63,141	63,253	63,246

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total revenues:
Building Materials Business:
Mid-America Group	$350,592	$290,898	$529,373	$479,918
Southeast Group	112,963	92,348	193,202	182,630
West Group	665,886	610,249	1,139,608	1,106,230
Total Building Materials Business	1,129,441	993,495	1,862,183	1,768,778
Magnesia Specialties	72,962	70,029	142,224	138,605
Total	$1,202,403	$1,063,524	$2,004,407	$1,907,383

Gross profit (loss):
Building Materials Business:
Mid-America Group	$120,874	$98,537	$139,129	$124,822
Southeast Group	19,980	18,883	26,147	33,251
West Group	148,053	132,736	208,250	217,273
Total Building Materials Business	288,907	250,156	373,526	375,346
Magnesia Specialties	23,842	23,624	47,730	45,939
Corporate	3,168	314	5,053	(125)
Total	$315,917	$274,094	$426,309	$421,160

Selling, general and administrative expenses:
Building Materials Business:
Mid-America Group	$14,016	$13,720	$27,146	$27,263
Southeast Group	4,833	4,447	9,249	8,799
West Group	27,161	25,874	53,293	50,948
Total Building Materials Business	46,010	44,041	89,688	87,010
Magnesia Specialties	2,505	2,429	5,107	4,817
Corporate	22,555	21,903	46,396	46,081
Total	$71,070	$68,373	$141,191	$137,908

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Earnings (Loss) from operations:
Building Materials Business:
Mid-America Group	$108,709	$85,363	$114,876	$98,705
Southeast Group	32,052	14,334	34,093	24,449
West Group	122,844	112,491	157,796	173,724
Total Building Materials Business	263,605	212,188	306,765	296,878
Magnesia Specialties	21,329	21,118	42,565	40,999
Corporate	(20,981)	(20,454)	(46,296)	(47,875)
Total	$263,953	$212,852	$303,034	$290,002

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total revenues:
Building Materials business products and services:
Aggregates	$665,308	$577,913	$1,090,324	$1,028,968
Cement	113,148	98,937	202,331	192,491
Ready Mixed Concrete	277,202	241,871	495,738	464,249
Asphalt and paving	83,140	82,943	99,507	104,680
Less: Interproduct sales	(78,178)	(70,549)	(138,843)	(131,258)
Subtotal	1,060,620	931,115	1,749,057	1,659,130
Freight	68,821	62,380	113,126	109,648
Total Building Materials Business	1,129,441	993,495	1,862,183	1,768,778
Magnesia Specialties business:
Products and services	68,157	65,728	133,025	130,029
Freight	4,805	4,301	9,199	8,576
Total Magnesia Specialties Business	72,962	70,029	142,224	138,605
Consolidated total revenues	1,202,403	$1,063,524	$2,004,407	$1,907,383

Gross profit (loss):
Building Materials business products and services:
Aggregates	$198,540	$173,012	$251,542	$251,967
Cement	41,305	29,369	65,038	60,148
Ready Mixed Concrete	29,952	26,840	45,593	46,630
Asphalt and paving	18,512	20,314	10,873	15,573
Subtotal	288,309	249,535	373,046	374,318
Freight	598	621	480	1,028
Total Building Materials Business	288,907	250,156	373,526	375,346
Magnesia Specialties business:
Products and services	24,870	24,798	49,933	48,153
Freight	(1,028)	(1,174)	(2,203)	(2,214)
Total Magnesia Specialties Business	23,842	23,624	47,730	45,939
Corporate	3,168	314	5,053	(125)
Consolidated gross profit	$315,917	$274,094	$426,309	$421,160

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In thousands)

	June 30,	December 31,	June 30,
	2018	2017	2017
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Cash and cash equivalents	$33,779	$1,446,364	$36,722
Accounts receivable, net	675,570	487,240	570,618
Inventories, net	650,917	600,591	549,865
Other current assets	96,887	96,965	87,092
Property, plant and equipment, net	5,113,426	3,592,813	3,505,260
Intangible assets, net	2,916,191	2,666,639	2,663,299
Other noncurrent assets	109,982	101,899	103,004
Total assets	$9,596,752	$8,992,511	$7,515,860

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$320,046	$299,909	$140,037
Other current liabilities	389,087	394,307	394,288
Long-term debt (excluding current maturities)	2,898,876	2,727,294	1,641,944
Other noncurrent liabilities	1,133,273	888,524	1,139,060
Total equity	4,855,470	4,682,477	4,200,531
Total liabilities and equity	$9,596,752	$8,992,511	$7,515,860

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(In thousands)
	Six Months Ended
	June 30,
	2018	2017
Operating activities:
Consolidated net earnings	$195,543	$184,548
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	163,545	146,102
Stock-based compensation expense	17,098	17,727
Gain on divestitures and sales of assets	(33,527)	(17,514)
Deferred income taxes	14,986	2,464
Other items, net	(4,757)	(4,669)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(157,603)	(112,708)
Inventories, net	(7,133)	(28,240)
Accounts payable	44,266	11,663
Other assets and liabilities, net	5,615	29,950
Net cash provided by operating activities	238,033	229,323

Investing activities:
Additions to property, plant and equipment	(188,270)	(216,089)
Acquisitions, net of cash acquired	(1,645,698)	(2,200)
Proceeds from divestitures and sales of assets	58,213	32,089
Investments in life insurance contracts, net	424	276
Payment of railcar construction advances	(28,306)	(40,930)
Reimbursement of railcar construction advances	28,306	40,930
Net cash used for investing activities	(1,775,331)	(185,924)

Financing activities:
Borrowings of long-term debt	665,000	941,244
Repayments of long-term debt	(475,025)	(845,023)
Payments of deferred acquisition consideration	(1,426)	-
Payments on capital leases	(1,725)	(1,752)
Debt issue costs	(3,194)	(1,055)
Change in bank overdraft	-	3,795
Contributions by noncontrolling interest to joint venture	-	211
Repurchases of common stock	-	(99,999)
Dividends paid	(55,795)	(53,135)
Proceeds from exercise of stock options	6,943	7,937
Shares withheld for employees' income tax obligations	(10,065)	(8,938)
Net cash provided by (used for) financing activities	124,713	(56,715)

Net decrease in cash and cash equivalents	(1,412,585)	(13,316)
Cash and cash equivalents, beginning of period	1,446,364	50,038
Cash and cash equivalents, end of period	$33,779	$36,722

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended		Six Months Ended
	June 30, 2018		June 30, 2018
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Operations:(2)
Mid-America Group	4.6%	6.3%	(1.0%)	5.6%
Southeast Group	3.4%	1.5%	(4.4%)	1.8%
West Group	2.0%	3.2%	(1.1%)	2.1%
Total Heritage Aggregates Product Line	3.4%	4.4%	(1.5%)	3.5%
Total Aggregates Product Line (3)	11.3%	3.5%	3.0%	2.9%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Shipments (tons in thousands)	2018	2017	2018	2017
Heritage Operations:(2)
Mid-America Group	21,448	20,513	32,920	33,251
Southeast Group	5,378	5,203	9,783	10,231
West Group	18,065	17,707	32,208	32,552
Total Heritage Aggregates Product Line	44,891	43,423	74,911	76,034
Acquisitions	3,428	-	3,428	-
Total Aggregates Product Line (3)	48,319	43,423	78,339	76,034

(1) Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.
(2) Heritage aggregates operations exclude acquisitions that were not included in prior-year operations for a full year.
(3) Aggregates Product Line includes acquisitions from the date of acquisition and divestitures through the date of disposal.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Shipments (in thousands)
Aggregates tons - external customers	45,190	40,411	73,067	70,829
Internal aggregates tons used in other product lines	3,129	3,012	5,272	5,205
Total aggregates tons	48,319	43,423	78,339	76,034

Cement tons - external customers	653	620	1,180	1,226
Internal cement tons used in other product lines	375	302	673	601
Total cement tons	1,028	922	1,853	1,827

Ready Mixed Concrete - cubic yards	2,559	2,226	4,567	4,282

Asphalt tons - external customers	293	325	408	478
Internal asphalt tons used in road paving business	635	662	711	786
Total asphalt tons	928	987	1,119	1,264

Average unit sales price by product line (including internal sales):
Aggregates (per ton):
Heritage	$13.82	$13.24	$13.91	$13.45
Acquisition	$12.08	$-	$12.08	$-
Total	$13.70	$13.24	$13.83	$13.45
Cement (per ton)	$109.11	$106.31	$108.10	$104.44
Ready Mixed Concrete (per cubic yard)	$106.65	$106.90	$106.51	$106.39
Asphalt (per ton)	$44.70	$42.48	$44.38	$41.49

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures
(Dollars in millions)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months is a covenant under the Company's revolving credit facility and accounts receivable securitization facility.  Under the terms of these agreements, as amended, the Company's ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing-12 months cannot exceed 3.50 times as of June 30, 2018, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined by the Company's Credit Agreement, at June 30, 2018, for the trailing-12 months EBITDA. For supporting calculations, refer to the Company's website at www.martinmarietta.com.

Twelve Month Period
July 1, 2017 to
June 30, 2018
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$724,129
Add back:
Interest expense	114,650
Depreciation, depletion and amortization expense	311,571
Stock-based compensation expense	29,831
Acquisition-related expenses, net	31,556
Bluegrass EBITDA - Pre-Acquisition (July 1, 2017 to April 27, 2018)	77,462

Deduct:
Income tax benefit	(105,999)
Interest income	(7,138)
Consolidated EBITDA, as defined by the Company's Credit Agreement	$1,176,062

Consolidated Net Debt, as defined and including debt for which the Company is a co-borrower, at June 30, 2018	$3,234,337

Consolidated Debt-to-Consolidated EBITDA, as defined by the Company's Credit Agreement, at June 30, 2018, for the trailing-12 months EBITDA	2.75 times

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (Continued)
(Dollars in thousands)

EBITDA is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness.  EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow.  For further information on EBITDA, refer to the Company's website at www.martinmarietta.com.  EBITDA is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Consolidated Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA)	$356,666	$292,298	$479,928	$440,012

A Reconciliation of Net Earnings Attributable to Martin Marietta to Consolidated EBITDA is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net Earnings Attributable to Martin Marietta	$185,377	$142,279	$195,400	$184,613
Add back:
Interest Expense	32,971	24,045	68,059	44,896
Income Tax Expense for Controlling Interests	52,581	51,981	55,018	66,503
Depreciation, Depletion and Amortization Expense	85,737	73,993	161,451	144,000
Consolidated EBITDA	$356,666	$292,298	$479,928	$440,012

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars, other than earnings per share amounts, and number of shares in thousands)

Adjusted consolidated gross profit, adjusted consolidated earnings from operations, adjusted net earnings attributable to Martin Marietta, adjusted earnings per diluted share and adjusted consolidated EBITDA for the three months ended June 30, 2018 and 2017, exclude the impact of acquisition-related expenses, net, and the impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting.  Acquisition-related expenses, net, consist of acquisition and integration expenses and the nonrecurring gain on the required divestiture of a legacy Martin Marietta quarry in Georgia as part of the acquisition of Bluegrass Materials.  Adjusted consolidated gross profit, adjusted consolidated earnings from operations, adjusted net earnings attributable to Martin Marietta, adjusted earnings per diluted share and adjusted EBITDA, represent non-GAAP financial measures. Management presents these measures for investors and analysts to evaluate and forecast the Company's financial results, as acquisition-related expenses, net, and the impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting are nonrecurring.

The following reconciles consolidated gross profit in accordance with GAAP to adjusted consolidated gross profit for the three months ended June 30:

	2018	2017
Consolidated gross profit in accordance with GAAP	$315,917	$274,094
Add back:
Impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	10,167	-
Adjusted consolidated earnings from operations	$326,084	$274,094

The following reconciles consolidated earnings from operations in accordance with GAAP to adjusted consolidated earnings from operations for the three months ended June 30:

	2018	2017
Consolidated earnings from operations in accordance with GAAP	$263,953	$212,852
Add back:
Acquisition-related expenses, net	12,126	1,982
Impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	10,167	-
Adjusted consolidated earnings from operations	$286,246	$214,834

The following reconciles net earnings attributable to Martin Marietta in accordance with GAAP to adjusted net earnings attributable to Martin Marietta for the three months ended June 30:

	2018	2017
Net earnings attributable to Martin Marietta in accordance with GAAP	$185,377	$142,279
Add back:
After-tax impact of acquisition-related expenses, net	13,230	1,224
After-tax impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	7,781	-
Adjusted net earnings attributable to Martin Marietta	$206,388	$143,503

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars, other than earnings per share amounts, and number of shares in thousands)

The following reconciles earnings per diluted share in accordance with GAAP to adjusted earnings per diluted share for the three months ended June 30:

	2018	2017
Earnings per diluted share in accordance with GAAP	$2.92	$2.25
Add back:
Earnings per diluted share impact of acquisition-related expenses, net	0.21	0.02
Earnings per diluted share impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	0.12	-
Adjusted earnings per diluted share	$3.25	$2.27

The following reconciles consolidated EBITDA to adjusted consolidated EBITDA for the three months ended June 30:
	2018	2017
Consolidated EBITDA	$356,666	$292,298
Add back:
Acquisition-related expenses, net	12,126	1,982
Impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	10,167	-
Adjusted consolidated EBITDA	$378,959	$294,280

Adjusted gross margin for aggregates products excludes the impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting and is a non-GAAP measure.  Management presents this measure for investors and analysts to evaluate and forecast the Company's financial results, as the impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting is nonrecurring.

The following reconciles gross margin for aggregates products to adjusted gross margin for aggregates products for the three months ended June 30, 2018:
	2018	2017
Gross profit for aggregates products	$198,540	$173,012
Total revenues for aggregates products	$665,308	$577,913
Gross margin for aggregates products in accordance with GAAP	29.8%	29.9%

Gross profit for aggregates products in accordance with GAAP	$198,540
Add back:
Impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	$10,167
Adjusted gross profit for aggregates products	$208,707
Total revenues for aggregates products	$665,308
Adjusted gross margin for aggregates products	31.4%

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in thousands)

The following are reconciliations of the GAAP measure for the midpoints of the 2018 guidance to the midpoints of the adjusted metrics included in the 2018 guidance:

2018 Guidance - Consolidated gross profit:

Consolidated gross profit in accordance with GAAP	$1,135,000
Add back:
Impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	20,000
Adjusted consolidated gross profit	$1,155,000

2018 Guidance - Aggregates product gross profit:

Aggregates product gross profit in accordance with GAAP	$730,000
Add back:
Impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	20,000
Adjusted aggregates product gross profit	$750,000

2018 Guidance - Net earnings attributable to Martin Marietta

Net earnings attributable to Martin Marietta in accordance with GAAP	$575,000
Add back:
After-tax impact of acquisition-related expenses, net	15,000
After-tax impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	15,000
Adjusted net earnings attributable to Martin Marietta	$605,000

2018 Guidance - Adjusted EBITDA

Net Earnings Attributable to Martin Marietta	$567,500
Add back:
Interest Expense	137,500
Taxes on Income	160,000
Depreciation, Depletion and Amortization Expense	335,000
EBITDA	$1,200,000
Add back:
Bluegrass acquisition-related expenses, net	15,000
Impact of selling acquired inventory due to the markup to fair value as part of acquisition accounting	20,000
Adjusted EBITDA	$1,235,000

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